Exhibit 99.1

NEWS RELEASE

Harte Hanks Sells its 3Q Digital Business

SAN ANTONIO, March 02, 2018 — Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and interaction-led marketing, today announced that it has sold its 3Q Digital subsidiary to an entity owned by certain former owners of the 3Q Digital business.

Consideration for the sale included a $5 million cash payment to Harte Hanks, subject to customary working capital adjustments, and up to an additional $5 million in cash payable to Harte Hanks if the 3Q Digital business is sold again (provided that certain value thresholds are met). The $35 million earn-out related to the Harte Hanks acquisition of 3Q Digital in 2015 was assigned to the Buyer, therefore relieving the Company of the obligation. Harte Hanks also expects that it will be due a yet-to-be-quantified tax refund related to the sale after it files its 2018 US federal income tax return.

“We explored a number of alternatives, and selling 3Q Digital back to David Rodnitzky and his senior leadership team was the best outcome for our stockholders, clients and employees,” said Karen Puckett, Harte Hanks President and CEO. “I continue to have great respect for David, his team at 3Q and the work they do. We look forward to continuing our partnership with 3Q Digital to bring their services to Harte Hanks clients.”

“We are appreciative of all the support and partnership provided to us by Harte Hanks over the last three years and plan to continue to work closely with them to support our current and future clients,” said David Rodnitzky, 3Q Digital CEO.

Harte Hanks is currently debt free, with cash reserves and has improved financial flexibility due to continued cost reductions, the previously announced $9.9 million preferred stock investment and the increase and extention of the company’s “covenant-lite” credit facility.

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks’ 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks atwww.hartehanks.com, call 800-456-9748, email us atpr@hartehanks.com. Follow us on Twitter@hartehanksor Facebook athttps://www.facebook.com/HarteHanks.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Exhibit 99.1

Media Contacts:
Harte Hanks
Scott Hamilton
303-214-5563
scott.hamilton@hartehanks.com

3Q Digital
Hillary Read
603-359-0039
hillary@3qdigital.com

Harte Hanks Cautionary Note Regarding Forward-Looking Statements:
Our press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; (m) our ability to complete anticipated divestitures and reorganizations; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017.  The forward-looking statements in this press release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.